Exhibit 3.3

CERTIFICATE OF FORMATION

OF

LAKE FINANCE, LLC

The undersigned, an authorized natural person, represents that the undersigned desires to form a limited liability company pursuant to the Delaware Limited Liability Company Act, Del. Code Ann. Title 6, Chapter 18 (the “Act”) and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states that:

1. The name of the limited liability company is Lake Finance, LLC (the “Company”).

2. The address of the registered office of the Company in the State of Delaware and the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act at such address are as follows:

Cogency Global Inc.

850 New Burton Road, Suite 201

Kent County

Dover, Delaware 19904

IN WITNESS WHEREOF, the undersigned, being an authorized person within the meaning of Section 18-201(a) of the Act, has executed this Certificate of Formation this 20th day of May, 2020.

/s/ Alexander L. Alvarez
Alexander L. Alvarez, Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is

Lake Finance, LLC                                                                                                                                                                                            .

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center                                       1209 Orange Street                          (street), in the City of Wilmington                                 , Zip Code 19801                         . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is                               THE CORPORATION TRUST

COMPANY                                                                                           .

By:	/s/ Jeff Hart
Authorized Person

Name:	Jeff Hart
Print or Type

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

LAKE FINANCE, LLC

The undersigned, being duly authorized to execute and file this Certificate of Amendment to the Certificate of Formation for the purpose of amending the Certificate of Formation of Lake Finance, LLC, pursuant to the Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

FIRST

The name of the limited liability company is Lake Finance, LLC (the “Company”).

SECOND

The first article of the Certificate of Formation of the Company is hereby deleted in its entirety and amended to read in full as follows:

1. The name of the limited liability company is BigBear.ai Intermediate Holdings, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to Certificate of Formation as of the 30th day of April, 2021.

By:	/s/ Louis R. Brothers
Name:	Louis R. Brothers
Title:	Chief Executive Officer